                        ARIZONA CORPORATION COMMISSION
                             CORPORATIONS DIVISION

Phoenix Address 1300 West Washington            Tucson Address 402 West Congress
               Phoenix Arizona 85007                       Tucson, Arizona 85701


                           CERTIFICATE OF DISCLOSURE
                         -----------------------------
                       A.R.?. Sections ?0-12? & 10-10?4

PLEASE SEE REVERSE SIDE                           HOME DIALYSIS OF AMERICA, INC.
-----------------------                         --------------------------------
                                                      EXACT CORPORATION NAME

CHECK APPROPRIATE BOX(ES) A OR B
-------------------------   --
ANSWER "C"
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          THE UNDERSIGNED CERTIFY THAT

A. No persons serving either by elections or appointment as officers, directors, incorporators and persons controlling, or holding more than 10% of the issued and outstanding common shares or ?? of any other proprietary, beneficial or membership interest in the corporation
[X] 1. Have been convicted of a felony involving a transaction in securities consumer fraud or antitrust or any state or federal jurisdiction within the seven-year period incred???? preceding the execution of the certificate.
     2. Have been convicted of a felony, the eventual elements of which convicted of fraud, misrepresentation, then by false pretenses, or ???? the trade or ???? in any state or federal jurisdiction within the seven-year period incredi???? preceding the execution of this Certificate.
     3. Have been or are subject to an injuction, ??? ??? ??? ??? ??? or federal court entered within the seven-year period immediately preceding the execution of this Certificate where such injunction, judgment, decree or permanent order;
        (a) Involved the violation of fraud or regulation prevention of the securities laws of that jurisdiction; or
        (b) Involved the violation of the consumer fraud laws of ???? jurisdiction or
        (c) Involved the violation of the annual or retirement of trade laws of that jurisdiction.

B. For any person or persons who have been or are subject to one or more of the ???? in ???? A.1 through A.3 above, the following information MUST be
                                             ---------------------------------
     attached.
     --------
[_]     1. Full name and prior name(s) used
        2. Full birth name.
        3. Present home address.
        4. Prior addresses (for immediate preceding 7-year period)
        5. Date and ???? of birth
        6. ???? ???? ???? number
        7. ???? and description of each conviction or judicial action, ???? ???? location, the court and public agency involved and ???? or cour?? number of case.

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              STATEMENT OF BANKRUPTCY RECEIVERS ?? OR REVOCATION
          ---------------------------------------------------------
                     A.R.S. Section ???? ???? and 10-????

C. ???? any person serving (?) ???? by election or appointment as an officer, director, trustee or incorporator of the corporation or, (b) major stockholder (possessing or controlling any proprietary, beneficial or membership interest in the corporation, served in any such capacity or held such interest in any corporation which has been placed in bankruptcy or receivership or had no charter ???? YES ____ NO X
                                                    ---

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES", YOU MUST ATTACH THE FOLLOWING
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INFORMATION FOR EACH CORPORATION:
--------------------------------
     1. Name and address of the corporation.
     2. Full name, including ???? and address of each person involved.
     3. State(s) in which the corporation
        (a) Was Incorporated.
        (b) Has transacted business.
     4. Date of corporate operation.
     5. A description of the bankruptcy, receivership or ???? ????, including the date, court or agency involved and the ???? or ???? number of the case.

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Under penalties of law, the undersigned incorporators Officers ???? ???? that
???? ???? ????, including any attachments, and to the best of our knowledge and belief its true, correct and complete.


BY /s/ Martin Fox       DATE 7/06/92         BY  _______________ DATE _______
  -------------------       --------
TITLE   President                            TITLE___________________________
      ------------------------------

BY /s/ Maureen Fox      DATE 7/06/92         BY  _______________ DATE _______
  -------------------       --------
TITLE   Secretary                            TITLE___________________________
      ------------------------------
                                                      FISCAL DATE  12/31
                                                                 ------------

                           ARTICLES OF INCORPORATION

                                      OF

                        HOME DIALYSIS OF AMERICA, INC.


                                   ARTICLE I

     The name of the corporation shall be HOME DIALYSIS OF AMERICA, INC.

                                  ARTICLE II

     The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona.

                                  ARTICLE III

     The Corporation initially intends to provide medical services and products.

                                  ARTICLE IV

     The Corporation shall have the authority to issue Ten Million (10,000,000) shares of common stock having a par value of One Dollar ($1.00) per share.

                                   ARTICLE V

     The name and address of the initial statutory agent of the Corporation is:

                         MARTIN FOX
                         6420 East Broadway Blvd., Suite B-102
                         Tucson, Arizona 85710
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                                  ARTICLE VI

     The affairs of the Corporation shall be conducted by the Board of Directors of the Corporation. The number and qualifications of persons to serve on the Board of Directors shall be as provided by the By-Laws of the Corporation, except that the Board of Directors shall always consist of no fewer than two (2) nor more than ten (10) persons. Directors shall be elected at the Annual Meeting of members on the date and at the time and place as provided in the By-Laws of the Corporation.

                                  ARTICLE VII

     The initial Board of Directors shall consist of the Incorporators. They shall serve as directors until their successors are elected and qualified.

                                 ARTICLE VIII

     The registered holders of the shares of the capital stock of the Corporation shall have the preemptive right to purchase additional stock on such equitable terms, prices, and conditions as shall be fixed by the Board of Directors for the issuance of any stock in the Corporation from time to time. Such preemptive right shall be exercised in the ratio that the number of shares held by each stockholder bears to the total number of shares outstanding.

                                  ARTICLE IX

                                 INCORPORATORS

The names and addresses of the Incorporators are:


       FOX, MARTIN
       6420 East Broadway, Suite B-102
       Tucson, Arisona 85720

       FOX, MAUREEN
       4660 N. Banyon Tree, ??
       Tucson, Arizona 85749

                                   ARTICLE I

     No director shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such limitation of liability is prohibited by law.

     DATED this 6 day of July, 1998.



/s/ Martin Fox
--------------
MARTIN FOX


/s/ Maureen Fox
---------------
MAUREEN FOX



I Martin P. Fox, having been designated to act as Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.



                                              /s/ Martin Fox
                                            ------------------------------
                                            (signature of Statutory Agent)





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[SEAL]                      STATE OF ARIZONA
                         CORPORATION COMMISSION

                      I hereby certify this to be a true
                   and complete copy of the document filed
                   in this office and admitted to record in
                   File No.    05270738
                            --------------------------


                                 /s/ Jack Rose

                             Executive Secretary

Dated: 4-28-98       By: /s/ Jolene M. Muillo
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